Exhibit 11

                  Aerial Communications, Inc. and Subsidiaries
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Three Months Ended June 30,                                1999          1998
---------------------------                                ----          ----
Basic Earnings Per Common Share:
    Net (Loss)                                           $ (56,002)   $ (89,474)
                                                         =========    =========
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                       71,916       71,730
                                                         =========    =========
Basic Earnings Per Common Share
    Net (Loss)                                           $   (0.78)   $   (1.25)
                                                         =========    =========

Diluted Earnings Per Common Share (2):
    Net (Loss)                                           $ (56,002)   $ (89,474)
                                                         =========    =========
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                       71,916       71,730
                                                         =========    =========
Diluted Earnings Per Common Share
    Net (Loss)                                           $   (0.78)   $   (1.25)
                                                         =========    =========

Six Months Ended June 30,                                   1999         1998
-------------------------                                ---------    ---------
Basic Earnings Per Common Share:
    Net (Loss)                                           $ (22,625)   $(176,395)
                                                         =========    =========
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                       71,861       71,683
                                                         =========    =========
Basic Earnings Per Common Share
    Net (Loss)                                           $   (0.31)   $   (2.46)
                                                         =========    =========
Diluted Earnings Per Common Share (2):
    Net (Loss)                                           $ (22,625)   $(176,395)
                                                         =========    =========
    Weighted average number of Common and Series A
    Common Shares Outstanding (1)                           71,861       71,683
                                                         =========    =========
Diluted Earnings Per Common Share
    Net (Loss)                                           $   (0.31)   $   (2.46)
                                                         =========    =========


(1) Weighted average number of Common and Series A Common Shares outstanding was calculated based on the number of shares outstanding during the period.

(2)     The Company adopted in 1997 Statement of Financial  Accounting Standards
        ("SFAS") No. 128,  "Earnings Per Common Share".  The  implementation  of
        SFAS No.  128 had no effect on  reported  (Loss) per Common and Series A
        Common Share due to the current Net (Loss).